                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: FEBRUARY 6, 2003
                                        ----------------

                        (Date of Earliest Event Reported)


                          CAPSTEAD MORTGAGE CORPORATION
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          MARYLAND                   1-8896                  75-2027937
(State of Incorporation)      (Commission File No.)        I.R.S. Employer
                                                          Identification No.)


               8401 NORTH CENTRAL EXPRESSWAY
                         SUITE 800
                       DALLAS, TEXAS                            75225
        ----------------------------------------------------------------
        (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323
                                                           --------------

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


         CAPSTEAD MORTGAGE CORPORATION ANNOUNCES FOURTH QUARTER RESULTS,
               SETS RECORD DATE FOR ANNUAL MEETING AND ESTABLISHES
                  ACCELERATED COMMON DIVIDEND SCHEDULE FOR 2003

         DALLAS -- February 6, 2003 -- Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $20,411,000, or $1.03 per diluted common share for the quarter ended December 31, 2002, compared to $28,782,000, or $1.45 per diluted common share for the same quarter in 2001. Operating income, calculated after excluding depreciation on real estate, gain on asset sales and the dilutive effects of the Series B preferred shares, was $0.95 per common share for the fourth quarter of 2002, compared to $1.19 and $1.43 per common share for the third and second quarters of 2002, respectively.

         The Company reported net income of $96,123,000, or $4.85 per diluted common share, for the year ended December 31, 2002 compared to $106,276,000, or $5.68 per diluted common share reported in 2001.

         Commenting on the Company's operations and financial position, Wesley
R. Edens, Chairman of the Board and Chief Executive Officer, said, "Results for 2002, particularly early in the year, were excellent thanks largely to lower borrowing costs with lower prevailing short-term interest rates. However, with the steady decline in size of Capstead's portfolio of adjustable-rate mortgage ("ARM") Fannie Mae, Freddie Mac and Ginnie Mae securities as a result of mortgage prepayments, along with a lack of suitable investment opportunities, the Company's capital increasingly has not been optimally utilized. The decision in December 2002 to return to our common stockholders approximately $100 million of equity capital in the form of a $7.19 per common share special dividend should serve to enhance future returns on remaining common equity, particularly under current market conditions, while maintaining adequate liquidity to take advantage of suitable investment opportunities as they arise.

         "We continue to evaluate suitable real estate-related investments, which may include credit-sensitive assets intended to produce attractive returns due largely to a higher risk of default and reduced liquidity compared to residential ARM securities. New investments such as these may help to provide more stability to future operating income; however, they may not offset the effects of declining earnings from our existing portfolio. Further, as seen this past year, additional investment opportunities may not be available on a timely basis. As a result, we anticipate that quarterly operating income and common dividends will continue trending lower and this trend would likely be accelerated by any increases in short-term interest rates."

ANNUAL MEETING RECORD DATE

         The Company announced that the record date for determining stockholders entitled to notice of and to vote at the annual meeting of the Company on April 24, 2003 will be the close of business on February 20, 2003. The Company proxy statement and annual report will be mailed to stockholders on or about March 10, 2003.

FOURTH QUARTER RESULTS AND RELATED DISCUSSION

         Fourth quarter operating income was impacted by declines both in the size of the Company's portfolio of mortgage securities and similar investments and in financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings). The portfolio declined by $239 million during the fourth quarter primarily as a result of runoff caused by mortgage prepayments. Financing spreads declined as lower borrowing rates only partially offset declines in portfolio yields.

         The overall yield earned on the portfolio averaged 4.65% during the fourth quarter of 2002, a decline of 39 basis points from an average yield of 5.04% earned during the previous quarter. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates stabilize at rates in effect on February 6, 2003, the average yield on the portfolio could decline approximately 91 basis points by the fourth quarter of 2003. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.

         Average rates on related borrowings were 1.62% during the fourth quarter of 2002. Having benefited from reductions in the Federal Funds Rate totaling 475 basis points during 2001, short-term interest rates were relatively stable during the first three quarters of 2002. With the action taken by the Federal Reserve in November to reduce the Federal Funds Rate by an additional 50 basis points, the Company's average borrowing rates declined by 22 basis points during the fourth quarter and are expected to decline an additional 24 basis points during the first quarter of 2003. This decline is not expected to fully offset the effects on earnings of declining portfolio yields and balances. The Company's borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.

BOOK VALUE PER COMMON SHARE

         As of December 31, 2002, the Company's book value per common share was $8.23, a decline of $7.64 from the prior year. Book value declined primarily because of the $7.19 special dividend (included as part of the $8.35 fourth quarter dividend), dividend payments in excess of quarterly net income and a reduction in the aggregate unrealized gain on the Company's investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders' equity) as a result of runoff caused by mortgage prepayments. This unrealized gain can be expected to continue to decline with runoff and to fluctuate with changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including the level of dividend distributions and depreciation charges on net-leased real estate; however, temporary changes in fair values of investments not held in the form of debt or equity securities generally will not affect book value.

POTENTIAL 2003 COMMON SHARE DIVIDEND DATES

         The Company has modified its regular common dividend schedule for 2003 to accelerate the announcement and payment of the first, second and third quarter common dividends by one month, conforming to the timing of the fourth quarter dividend. Accordingly, 2003 potential common share dividend dates are as follows:

     QUARTER            DECLARATION DATE                RECORD DATE                PAYABLE DATE
     -------            ----------------                -----------                ------------

      First                 March 13                     March 31                    April 21
     Second                  June 12                      June 30                     July 21
      Third               September 11                 September 30                 October 21
     Fourth                December 11                  December 31              January 21, 2004

TAX CONSIDERATIONS OF 2002 COMMON DIVIDENDS

         Each common dividend distribution applicable to the 2002 tax year consists of 41.25% ordinary taxable income and 58.75% return of capital. This has been determined based on the ratio of Capstead's taxable income for the year to total distributions made for the year, applied to each common dividend distribution, including the $8.35 fourth quarter dividend paid January 21, 2003. Stockholders receiving all $12.75 of common dividends for 2002 received taxable income of $5.26 per share and return of capital distributions of $7.49 per share. Stockholders should reduce the tax cost basis of their shares by the amount of return of capital distributions received. Return of capital distributions received in excess of tax cost basis should be reported as capital gain. Due to the complex nature of the applicable tax rules, it is recommended that stockholders consult their tax advisors to ensure proper tax treatment of common dividends received.

                                     * * * *

         Capstead Mortgage Corporation, a real estate investment trust, earns income from investing in real estate-related assets and other investment strategies.

         This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

                          CAPSTEAD MORTGAGE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                            DECEMBER 31, 2002        DECEMBER 31, 2001
                                                                            -----------------        -----------------
                                                                               (UNAUDITED)

ASSETS
   Mortgage securities and similar investments
     ($2.1 billion pledged under repurchase arrangements)                        $2,431,519              $3,455,219
   CMO collateral and investments                                                 1,083,421               2,262,305
                                                                                 ----------              ----------
                                                                                  3,514,940               5,717,524

   Real estate held for lease, net of accumulated depreciation                      137,122                       -
   Receivables and other assets                                                      55,863                  60,261
   Cash and cash equivalents                                                         59,003                 117,640
                                                                                 ----------              ----------

                                                                                 $3,766,928              $5,895,425
                                                                                 ==========              ==========

LIABILITIES
   Repurchase arrangements and similar borrowings                                $2,145,656              $3,207,068
   Collateralized mortgage obligations ("CMOs")                                   1,074,779               2,245,015
   Borrowings secured by real estate                                                120,400                       -
   Incentive fee payable to management and affiliate                                  5,986                   9,422
   Common dividend payable                                                          116,585                  20,794
   Accounts payable and accrued expenses                                              4,944                   8,398
                                                                                 ----------              ----------
                                                                                  3,468,350               5,490,697
                                                                                 ----------              ----------

STOCKHOLDERS' EQUITY
   Preferred stock - $0.10 par value; 100,000 authorized:
       $1.60 Cumulative Preferred Stock, Series A,
         219 and 273 shares issued and outstanding at
         December 31, 2002 and 2001, respectively
         ($3,587 aggregate liquidation preference)                                    3,058                   3,821
       $1.26 Cumulative Convertible Preferred Stock, Series B,
         15,820 and 15,842 shares issued and outstanding at
         December 31, 2002 and 2001, respectively
         ($180,026 aggregate liquidation preference)                                176,708                 176,961
   Common stock - $0.01 par value; 100,000 shares authorized;
     13,962 and 13,862 shares issued and outstanding at
     December 31, 2001 and 2000, respectively                                           140                     139
   Paid-in capital                                                                  458,919                 559,571
   Accumulated deficit                                                             (387,718)               (387,718)
   Accumulated other comprehensive income                                            47,471                  51,954
                                                                                 ----------              ----------
                                                                                    298,578                 404,728
                                                                                 ----------              ----------

                                                                                 $3,766,928              $5,895,425
                                                                                 ==========              ==========

BOOK VALUE PER COMMON SHARE                                                          $8.23                   $15.87

                          CAPSTEAD MORTGAGE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                   QUARTER ENDED             YEAR ENDED
                                                                                    DECEMBER 31              DECEMBER 31
                                                                              ----------------------    ----------------------
                                                                                 2002         2001         2002         2001
                                                                              ---------    ---------    ---------    ---------
                                                                                   (UNAUDITED)         (UNAUDITED)

INTEREST INCOME:
   Mortgage securities and similar investments                                $  29,601    $  51,850    $ 150,302    $ 274,480
   CMO collateral and investments                                                19,907       42,861      114,353      198,216
                                                                              ---------    ---------    ---------    ---------
       Total interest income                                                     49,508       94,711      264,655      472,696
                                                                              ---------    ---------    ---------    ---------
INTEREST AND RELATED EXPENSE:
   Repurchase arrangements and similar borrowings                                 9,432       19,590       48,329      164,422
   CMO borrowings                                                                20,510       42,723      116,069      197,905
   Mortgage insurance and other                                                     128          198          596          990
                                                                              ---------    ---------    ---------    ---------
       Total interest and related expense                                        30,070       62,511      164,994      363,317
                                                                              ---------    ---------    ---------    ---------
         Net margin on financial assets                                          19,438       32,200       99,661      109,379
                                                                              ---------    ---------    ---------    ---------
REAL ESTATE LEASE INCOME (affiliated)                                             2,764           --        8,170           --
                                                                              ---------    ---------    ---------    ---------
REAL ESTATE-RELATED EXPENSE:
   Interest                                                                       1,536           --        4,750           --
   Depreciation                                                                     939           --        2,543           --
                                                                              ---------    ---------    ---------    ---------
     Total real estate-related expense                                            2,475           --        7,293           --
                                                                              ---------    ---------    ---------    ---------
       Net margin on real estate held for lease                                     289           --          877           --
                                                                              ---------    ---------    ---------    ---------
OTHER REVENUE (EXPENSE):
   Gain on asset sales                                                            2,824          815        4,725        7,956
   CMO administration and other revenue                                             315          691        2,429        3,705
   Management and affiliate incentive fee                                        (1,139)      (3,647)      (5,986)      (9,422)
   Other operating expense                                                       (1,316)      (1,277)      (5,583)      (5,342)
                                                                              ---------    ---------    ---------    ---------
       Total other revenue (expense)                                                684       (3,418)      (4,415)      (3,103)
                                                                              ---------    ---------    ---------    ---------

NET INCOME                                                                    $  20,411    $  28,782    $  96,123    $ 106,276
                                                                              =========    =========    =========    =========

Net income                                                                    $  20,411    $  28,782    $  96,123    $ 106,276
Less cash dividends on preferred stock                                           (5,068)      (5,098)     (20,362)     (20,446)
                                                                              ---------    ---------    ---------    ---------
Net income available to common stockholders                                   $  15,343    $  23,684    $  75,761    $  85,830
                                                                              =========    =========    =========    =========

NET INCOME PER COMMON SHARE:
   Basic                                                                      $    1.11    $    1.71    $    5.47    $    6.43
   Diluted                                                                         1.03         1.45         4.85         5.68
CASH DIVIDENDS DECLARED PER SHARE:
   Common - regular quarterly                                                 $   1.160    $   1.500    $   5.560    $   5.540
   Common - special                                                               7.190           --        7.190       14.600
   Series A Preferred                                                             0.400        0.400        1.600        1.600
   Series B Preferred                                                             0.315        0.315        1.260        1.260


NOTE: All references to common shares and per common share amounts have been adjusted to reflect a 1-for-2 reverse common stock split which went into effect the close of business on June 29, 2001.

                          CAPSTEAD MORTGAGE CORPORATION
                              MARKET VALUE ANALYSIS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                                   DECEMBER 31, 2002                              DECEMBER 31, 2001
                                          ---------------------------------------------------------------------   -----------------
                                                                                                     UNREALIZED      UNREALIZED
                                           PRINCIPAL      PREMIUM                       MARKET          GAINS           GAINS
        MORTGAGE INVESTMENTS                BALANCE     (DISCOUNT)       BASIS           VALUE         (LOSSES)        (LOSSES)
-------------------------------------     ----------    ----------     -----------    ----------    -----------    ----------------

DEBT SECURITIES HELD AVAILABLE-
  FOR-SALE: (a)
   Agency securities:
     Fannie Mae/Freddie Mac:
       Fixed-rate                         $     1,498   $         7    $     1,505   $     1,644    $       139    $       241
       Medium-term                                 --            --             --            --             --          1,134
       ARMs:
         LIBOR/CMT                          1,120,142        16,376      1,136,518     1,162,197         25,679         23,962
         COFI                                 126,356        (3,655)       122,701       128,475          5,774          6,615
     Ginnie Mae ARMs                          881,911         9,767        891,678       904,470         12,792         15,897
                                          -----------   -----------    -----------   -----------    -----------    -----------
                                            2,129,907        22,495      2,152,402     2,196,786         44,384         47,849

   Non-agency securities (b)                   82,545           717         83,262        84,766          1,504          1,426

   CMBS (b)                                   107,989          (309)       107,680       107,762             82            285

   CMO collateral and investments              26,793           150         26,943        27,814            871          1,453
                                          -----------   -----------    -----------   -----------    -----------    -----------

                                          $ 2,347,234   $    23,053    $ 2,370,287   $ 2,417,128    $    46,841    $    51,013
                                          ===========   ===========    ===========   ===========    ===========    ===========

DEBT SECURITIES HELD-TO-MATURITY: (c)
   Released CMO collateral:
     Agency securities                    $     2,130   $        14    $     2,144   $     2,336    $       192    $       285
     Non-agency securities                        528            (4)           524           576             52             88
   CMO collateral                           1,041,318        14,289      1,055,607     1,051,763         (3,844)        (8,629)
                                          -----------   -----------    -----------   -----------    -----------    -----------
                                          $ 1,043,976   $    14,299    $ 1,058,275   $ 1,054,675    $    (3,600)   $    (8,256)
                                          ===========   ===========    ===========   ===========    ===========    ===========

(a) Unrealized gains and losses on investments in debt and equity securities classified as available-for-sale are recorded in stockholders' equity as a component of "Accumulated other comprehensive income." Gains or losses are recognized in operating results only if sold. Recent investments in a commercial loan syndication and real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b) As of the indicated dates, these portfolios consisted of adjustable-rate investments.

(c) Investments in debt and equity securities classified as held-to-maturity are carried on the balance sheet at amortized cost.

                          CAPSTEAD MORTGAGE CORPORATION
                          PORTFOLIO YIELD/COST ANALYSIS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                      4TH QUARTER AVERAGE            AS OF DECEMBER 31, 2002
                            --------------------------------------  -------------------------   PROJECTED      LIFETIME
                                               ACTUAL      ACTUAL    PREMIUMS                   1ST QUARTER   PREPAYMENT
                                 BASIS       YIELD/COST    RUNOFF   (DISCOUNTS)     BASIS       YIELD/COST    ASSUMPTIONS
                            --------------   ----------  ---------  -----------  ------------   -----------   ------------
                                  (a)                                                (a)            (b)           (b)

Agency securities:
  Fannie Mae/Freddie Mac:
     Fixed-rate              $      3,848      9.55%       34%       $      21   $      3,649       9.41%          25%
     Medium-term                   10,463      6.41        39               --             --         --           --
     ARMs:
       LIBOR/CMT                1,178,045      4.39        27           16,376      1,136,518       4.02           40
       COFI                       127,328      5.03        22           (3,655)       122,701       4.87           20
  Ginnie Mae ARMs                 945,263      4.74        35            9,767        891,678       4.57           26
                             ------------                            ---------   ------------
                                2,264,947      4.59        30           22,509      2,154,546       4.30           33

Non-agency securities             102,490      5.40        25              713         83,786       4.67           35

CMBS and other
  commercial loans                171,966      4.86        63             (277)       147,217       4.75           --
                             ------------                            ---------   ------------
                                2,539,403      4.65        35        $  22,945      2,385,549       4.34           31
                                                                     =========

Borrowings                      2,283,494      1.62                                 2,145,656       1.38
                              -----------                                        ------------

Capital employed/
  financing spread            $   255,909      3.03                              $    239,893       2.96
                              ===========                                        ============

Return on assets (c)                           3.16                                                 3.08

(a) Basis represents the Company's investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b) Projected yields reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next 3 months, as of the date of this press release. Actual yields realized in future periods will largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c) The Company uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.

                          CAPSTEAD MORTGAGE CORPORATION
                        COMPARISON OF OPERATING INCOME *
                          AND DILUTED INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)




                                                                         QUARTER ENDED
                                         ---------------------------------------------------------------------------
                                            DECEMBER 31, 2002          SEPTEMBER 30, 2002           JUNE 30, 2002
                                         ----------------------     -----------------------     --------------------
                                         OPERATING      DILUTED     OPERATING       DILUTED     OPERATING    DILUTED
                                         ---------      -------     ---------       -------     ---------    -------


Net income                                 $20,411      $20,411       $22,751       $22,751       $24,586      $24,586
Adjustments for:
   Depreciation on real estate                 939           --           962            --           642           --
   Gain on asset sales                      (2,824)          --        (1,901)           --            --           --
   Series B preferred dividends             (4,983)          --        (4,990)           --        (4,990)          --
                                           -------      -------       -------       -------       -------      -------
                                           $13,543      $20,411       $16,822       $22,751       $20,238      $24,586
                                           =======      =======       =======       =======       =======      =======

Weighted average common
   shares outstanding                       13,880       13,880        13,871        13,871        13,856       13,856
Net effect of dilutive securities:
   Preferred B shares                           --        5,689            --         5,638            --        5,638
   Stock options and other preferred
     shares                                    303          303           310           310           319          319
                                           -------      -------       -------       -------       -------      -------
                                            14,183       19,872        14,181        19,819        14,175       19,813
                                           =======      =======       =======       =======       =======      =======

                                             $0.95        $1.03         $1.19         $1.15         $1.43        $1.24
                                             =====        =====         =====         =====         =====        =====


* Capstead reports operating income per share calculated after excluding depreciation on real estate, gain on asset sales, and the dilutive effects of the Series B preferred shares. As such, operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead's Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead's REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and because the Company has substantial capital loss carryforwards that are expected to eliminate REIT distribution requirements resulting from any gains realized through the year 2005. Operating income per share excludes the dilutive effects of the Series B preferred shares because at the current market prices of both the common shares and Series B preferred shares, it is not economically advantageous to convert the shares. Consequently, few, if any, actual Series B conversions are expected. Effective December 31, 2002, the Series B preferred shares are considered dilutive, for diluted net income per share purposes only, whenever annualized basic net income per share exceeds $2.24 ($1.26 Series B annualized dividend divided by the current conversion rate of 0.5632).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CAPSTEAD MORTGAGE CORPORATION


February 11, 2003                By:  /s/ Phillip A. Reinsch
                                     ------------------------------------------
                                     Phillip A. Reinsch, Senior Vice President